Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2018

•	Revenues for Q4 2018 of $776 million and for year 2018 $3,035 million
•	Gross Margin Q4 of 28.3% and year 2018 of 29.3%
•	Operating Margin Q4 of 15.4% and year 2018 of 16.0%
•	EPS Q4 of $0.69 and year 2018 $2.24
•	Adjusted EPS Q4 of $0.58 and year 2018 of $2.12
•	Cash from operations for year 2018 of $259 million, proceeds from sale of property and equipment of $56 million, and capital expenditures of $230 million
•	Guidance for Q1 2019 for revenues of $730 to $770 million and gross margins of 28% to 29% at Q4 exchange rates

MALVERN, PENNSYLVANIA – February 5, 2019 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2018.

Revenues for the year ended December 31, 2018 were $3,034.7 million, compared to $2,599.4 million for the year ended December 31, 2017.  Net earnings attributable to Vishay stockholders for the year ended December 31, 2018 were $345.8 million, or $2.24 per diluted share.  Net loss attributable to Vishay stockholders for the year ended December 31, 2017 was $(20.3) million, or $(0.14) per share.

Revenues for the fiscal quarter ended December 31, 2018 were $775.9 million, compared to $781.0 million for the fiscal quarter ended September 29, 2018, and $673.5 million for the fiscal quarter ended December 31, 2017.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2018 were $102.4 million, or $0.69 per diluted share, compared to $77.9 million, or $0.51 per diluted share for the fiscal quarter ended September 29, 2018, and net loss attributable to Vishay stockholders of $(177.7) million, or $(1.23) per share for the fiscal quarter ended December 31, 2017.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.58 and $2.12 for the fiscal quarter and year ended December 31, 2018, respectively, $0.60 for the fiscal quarter ended September 29, 2018, and $0.37 and $1.43 for the fiscal quarter and year ended December 31, 2017, respectively.

Commenting on the results for the year 2018, Dr. Gerald Paul, President and Chief Executive Officer, stated, "2018 was a record year for Vishay in terms of revenues and the second highest ever in terms of profitability. As in the previous year, partially extreme demand from virtually all market segments drove this strength. We further increased manufacturing capacities of most of our product lines considerably and we continue to do so for several strategic lines. Driven by increased volume Vishay demonstrated the leverage of its business model."

Dr. Paul continued, commenting on the results for the fourth quarter 2018, "When excluding exchange rate effects, revenues were flat quarter over quarter. There were signs of normalization as supply started to catch up with demand. Lead times for critical product lines, while still stretched, are starting to normalize. Market conditions overall remain stable."

Commenting on the outlook Dr. Paul stated, "For the first quarter, we guide for revenues of $730 to $770 million and gross margins of 28% to 29% at the exchange rates for the fourth quarter."

A conference call to discuss Vishay's fourth quarter and full year financial results is scheduled for Tuesday, February 5, 2019 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 4585076.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 5, 2019 through 11:59 p.m. ET on Tuesday, February 12, 2019. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 4585076.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, product demand, manufacturing capacities, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Years ended
	December 31, 2018	December 31, 2017*

Net revenues	$3,034,689	$2,599,368
Costs of products sold	2,146,165	1,896,259
Gross profit	888,524	703,109
Gross margin	29.3%	27.0%

Selling, general, and administrative expenses	403,404	367,831
Restructuring and severance costs	-	11,273
Operating income	485,120	324,005
Operating margin	16.0%	12.5%

Other income (expense):
Interest expense	(36,680)	(27,850)
Other components of net periodic pension cost	(13,118)	(12,417)
Other	8,037	1,738
Loss on early extinguishment of debt	(26,583)	-
Loss on disposal of equity affiliate	-	(6,112)
Total other income (expense) - net	(68,344)	(44,641)

Income before taxes	416,776	279,364

Income taxes	70,239	298,924

Net earnings (loss)	346,537	(19,560)

Less: net earnings attributable to noncontrolling interests	779	784

Net earnings (loss) attributable to Vishay stockholders	$345,758	$(20,344)

Basic earnings (loss) per share attributable to Vishay stockholders	$2.39	$(0.14)

Diluted earnings (loss) per share attributable to Vishay stockholders	$2.24	$(0.14)

Weighted average shares outstanding - basic	144,370	145,633

Weighted average shares outstanding - diluted	154,622	145,633

Cash dividends per share	$0.3225	$0.2550

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2018	September 29, 2018	December 31, 2017*

Net revenues	$775,892	$780,972	$673,462
Costs of products sold	556,202	544,676	496,086
Gross profit	219,690	236,296	177,376
Gross margin	28.3%	30.3%	26.3%

Selling, general, and administrative expenses	100,023	98,198	95,291
Restructuring and severance costs	-	-	6,079
Operating income	119,667	138,098	76,006
Operating margin	15.4%	17.7%	11.3%

Other income (expense):
Interest expense	(9,818)	(10,813)	(7,046)
Other components of net periodic pension cost	(2,782)	(3,367)	(3,470)
Other	2,597	2,890	587
Loss on early extinguishment of debt	(9,274)	-	-
Gain (loss) on disposal of equity affiliate	-	-	948
Total other income (expense) - net	(19,277)	(11,290)	(8,981)

Income before taxes	100,390	126,808	67,025

Income taxes	(2,269)	48,737	244,526

Net earnings (loss)	102,659	78,071	(177,501)

Less: net earnings attributable to noncontrolling interests	240	195	156

Net earnings (loss) attributable to Vishay stockholders	$102,419	$77,876	$(177,657)

Basic earnings (loss) per share attributable to Vishay stockholders	$0.71	$0.54	$(1.23)

Diluted earnings (loss) per share attributable to Vishay stockholders	$0.69	$0.51	$(1.23)

Weighted average shares outstanding - basic	144,384	144,383	144,165

Weighted average shares outstanding - diluted	148,378	152,946	144,165

Cash dividends per share	$0.0850	$0.0850	$0.0675

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - in thousands)

	December 31, 2018	December 31, 2017*

Assets
Current assets:
Cash and cash equivalents	$686,032	$748,032
Short-term investments	78,286	547,136
Accounts receivable, net	397,020	340,027
Inventories:
Finished goods	138,112	127,272
Work in process	190,982	170,319
Raw materials	150,566	132,068
Total inventories	479,660	429,659

Prepaid expenses and other current assets	142,888	130,336
Total current assets	1,783,886	2,195,190

Property and equipment, at cost:
Land	87,622	92,285
Buildings and improvements	619,445	606,168
Machinery and equipment	2,510,001	2,415,769
Construction in progress	125,109	103,058
Allowance for depreciation	(2,373,176)	(2,311,522)
	969,001	905,758

Goodwill	147,480	142,742

Other intangible assets, net	65,688	69,754

Other assets	140,143	148,645
Total assets	$3,106,198	$3,462,089

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - in thousands)

	December 31, 2018	December 31, 2017*

Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$18	$4
Trade accounts payable	218,322	222,373
Payroll and related expenses	141,670	135,702
Other accrued expenses	229,660	154,230
Income taxes	54,436	50,226
Total current liabilities	644,106	562,535

Long-term debt less current portion	494,509	370,470
U.S. transition tax payable	154,953	151,200
Deferred income taxes	85,471	336,465
Other liabilities	79,489	75,249
Accrued pension and other postretirement costs	260,984	281,701
Total liabilities	1,719,512	1,777,620

Redeemable convertible debentures	2,016	252,070

Equity:
Vishay stockholders' equity
Common stock	13,212	13,188
Class B convertible common stock	1,210	1,213
Capital in excess of par value	1,436,011	1,752,506
Retained earnings (accumulated deficit)	(61,258)	(362,254)
Accumulated other comprehensive income (loss)	(6,791)	25,714
Total Vishay stockholders' equity	1,382,384	1,430,367
Noncontrolling interests	2,286	2,032
Total equity	1,384,670	1,432,399
Total liabilities, temporary equity, and equity	$3,106,198	$3,462,089

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2018	December 31, 2017
	(unaudited)
Operating activities
Net earnings	$346,537	$(19,560)
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	161,863	163,146
(Gain) loss on disposal of property and equipment	(2,216)	(265)
Accretion of interest on convertible debt instruments	10,769	4,984
Inventory write-offs for obsolescence	23,872	17,771
Loss on disposal of equity affiliate	-	6,112
Pensions and other postretirement benefits, net of contributions	(1,549)	(2,425)
Loss on early extinguishment of debt	26,583	-
Deferred income taxes	(55,206)	52,377
Other	21,194	13,044
U.S. transition tax	(14,757)	180,000
Repatriation taxes	(156,767)	-
Changes in operating assets and liabilities, net of effects of businesses acquired	(101,817)	(46,407)
Net cash provided by operating activities	258,506	368,777

Investing activities
Purchase of property and equipment	(229,899)	(170,432)
Proceeds from sale of property and equipment	55,561	1,685
Purchase of businesses, net of cash acquired	(14,880)	-
Purchase of short-term investments	(175,403)	(749,600)
Maturity of short-term investments	636,108	887,729
Other investing activities	(2,058)	(4,189)
Net cash provided by (used in) investing activities	269,429	(34,807)

Financing activities
Proceeds from long-term borrowings	600,000	-
Issuance costs	(15,621)	-
Repurchase of convertible debentures	(960,995)	-
Net proceeds (payments) on revolving credit lines	(150,000)	7,000
Common stock repurchases	-	(39,944)
Net changes in short-term borrowings	15	1
Dividends paid to common stockholders	(42,608)	(33,956)
Dividends paid to Class B common stockholders	(3,901)	(3,093)
Proceeds from stock options exercised	-	1,260
Distributions to noncontrolling interests	(525)	(1,140)
Acquisition of noncontrolling interests	-	(4,100)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,297)	(1,971)
Other financing activities	-	(1,255)
Net cash used in financing activities	(575,932)	(77,198)
Effect of exchange rate changes on cash and cash equivalents	(14,003)	19,479

Net increase (decrease) in cash and cash equivalents	(62,000)	276,251

Cash and cash equivalents at beginning of period	748,032	471,781
Cash and cash equivalents at end of period	$686,032	$748,032

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2018	September 29, 2018	December 31, 2017	December 31, 2018	December 31, 2017

GAAP net earnings (loss) attributable to Vishay stockholders	$102,419	$77,876	$(177,657)	$345,758	$(20,344)

Reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$6,079	$-	$11,273

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$9,274	$-	$-	$26,583	$-
Loss (gain) on disposal of equity affiliate	-	-	(948)	-	6,112

Reconciling items affecting tax expense (benefit):
Enactment of TCJA	$-	$13,496	$234,855	$25,496	$234,855
Effects of cash repatriation program	(3,037)	680	(2,702)	(10,047)	(5,802)
Change in deferred taxes due to early extinguishment of debt	(20,914)	-	-	(54,877)	-
Effects of changes in uncertain tax positions	-	-	2,369	-	1,565
Tax effects of pre-tax items above	(2,028)	-	(2,060)	(5,812)	(3,331)

Adjusted net earnings	$85,714	$92,052	$59,936	$327,101	$224,328

Adjusted weighted average diluted shares outstanding	148,378	152,946	161,177	154,622	157,010

Adjusted earnings per diluted share	$0.58	$0.60	$0.37	$2.12	$1.43

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2018	September 29, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$149,615	$70,721	$122,932	$258,506	$368,777
Proceeds from sale of property and equipment	47,106	77	201	55,561	1,685
Less: Capital expenditures	(103,508)	(49,745)	(85,642)	(229,899)	(170,432)
Free cash	$93,213	$21,053	$37,491	$84,168	$200,030

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2018	September 29, 2018	December 31, 2017	December 31, 2018	December 31, 2017

GAAP net earnings (loss) attributable to Vishay stockholders	$102,419	$77,876	$(177,657)	$345,758	$(20,344)
Net earnings attributable to noncontrolling interests	240	195	156	779	784
Net earnings (loss)	$102,659	$78,071	$(177,501)	$346,537	$(19,560)

Interest expense	$9,818	$10,813	$7,046	$36,680	$27,850
Interest income	(3,638)	(3,504)	(1,883)	(11,940)	(6,482)
Income taxes	(2,269)	48,737	244,526	70,239	298,924
Depreciation and amortization	39,975	40,714	41,827	161,863	163,146
EBITDA	$146,545	$174,831	$114,015	$603,379	$463,878

Reconciling items
Restructuring and severance costs	$-	$-	$6,079	$-	$11,273
Loss on early extinguishment of debt	9,274	-	-	26,583	-
Loss (gain) on disposal of equity affiliate	-	-	(948)	-	6,112

Adjusted EBITDA	$155,819	$174,831	$119,146	$629,962	$481,263

Adjusted EBITDA margin**	20.1%	22.4%	17.7%	20.8%	18.5%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300